Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-231759 of our report dated April 15, 2019 (May 16, 2019 as to the effects of the restatements discussed in Note 2 and Note 7) relating to the combined and consolidated financial statements of BridgeBio Pharma LLC appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 10, 2019